UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

As disclosed in its Annual Report on Form 10-K for the fiscal year ended June 30, 2008, on August 7, 2008, Cardinal Health, Inc. (the “Company”) and the U.S. Drug Enforcement Administration (“DEA”) staff reached an oral agreement in principle to resolve the suspension of licenses to distribute controlled substances held by three of the Company’s distribution centers. On October 2, 2008, the Company entered into settlement agreements with the DEA and seven U.S. Attorneys’ Offices that will result in reinstatement of the suspended licenses. Under the terms of the settlement agreement with the DEA, the Company agreed to, among other things, maintain a compliance program designed to detect and prevent diversion of controlled substances. As part of the settlement with the U.S. Attorneys’ Offices, the Company will pay a settlement amount of $34 million, for which the Company had fully reserved in fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: October 6, 2008	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary